EXHIBIT C

     THE BEAR STEARNS COMPANIES INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

Purpose

     The Audit Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of The Bear Stearns Companies Inc. (the “Corporation”). The purpose of the Committee is to assist the Board in the Board’s oversight of (1) the integrity of the financial statements of the Corporation, (2) the Corporation’s compliance with legal and regulatory requirements, (3) the qualifications, performance and independence, of the Corporation’s independent auditor(s) (the “Auditor(s)”), (4) the performance of the Corporation’s internal audit function and (5) the Corporation’s systems of disclosure controls and procedures, external financial reporting and internal controls over financial reporting. The Committee shall also act as the independent board committee in connection with the settlement with the Securities and Exchange Commission of the mutual fund matters.

Membership

     The Committee shall consist of at least three directors of the Corporation. Committee members shall be appointed annually by the Board and may be removed with or without cause by action taken by a majority of the whole Board. Each member of the Committee shall be an “independent director” of the Corporation as that term is defined by the Sarbanes-Oxley Act of 2002 (the “Act”), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules of the New York Stock Exchange (the “NYSE”) and any other law, rule or regulation applicable to the Corporation and as determined by the Board. At least one Committee member shall have “accounting or related financial management expertise,” as required by the NYSE listing standards and as the Board determines in its business judgment. All Committee members shall be financially literate (or must become financially literate within a reasonable time after his or her appointment to the Committee), as such qualification is determined by the Board and at least one member of the Committee shall qualify as an “audit committee financial expert” as that term is defined in the Act and the rules promulgated thereunder and as determined by the Board.

     Committee members shall not serve simultaneously on the audit committees of more than three public companies without the approval of the full Board.

Responsibilities

     The Committee’s responsibilities include:

A) Financial Statement/Reporting Related:

1.	Review with management and the Auditor(s):

(a) Analyses prepared by management and/or the Auditor(s) setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternatives to generally accepted accounting principles (GAAP), adopted during the current year, on the Corporation’s financial statements; and

(b) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Corporation.

2.	Meet with management and the Auditor(s) to review and discuss the Corporation’s annual audited financial statements and quarterly financial statements, including reviewing the Corporation’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board that the audited financial statements be included in the Corporation’s Form 10-K.

3.	Ensure review by the Auditor(s) of the Corporation’s interim financial information prior to the filing of the Corporation’s Quarterly Report on Form 10-Q.

4.	Review with management and the Auditor(s) major issues regarding accounting principles and financial statement presentations, including:

	(a)	any significant or major changes in the Corporation’s selection or application of accounting principles and practices;

	(b)	any major issues as to the adequacy of the Corporation’s internal controls, including those that could significantly affect the Corporation’s financial statements;

	(c)	any special audit steps adopted in light of material control deficiencies; and

	(d)	the adequacy of disclosures about changes in internal control over financial reporting, if any.

5.	Review and discuss with management, including the senior internal auditing executive, and the Auditor(s), management’s annual report on internal control over financial reporting and the Auditor(s)’ attestation of the report prior to the filing of the Corporation’s Annual Report on Form 10-K.

6.	Discuss generally (i.e., the types of information to be disclosed and the type of presentation to be made) the Corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, particularly any use of “proforma” or “adjusted” non-GAAP information.

7.	Discuss, and meet with the Finance and Risk Committee or management as necessary to review, the Corporation’s policies regarding risk assessment and risk management, including the Corporation’s major financial risk, credit risk and operational risk and the steps management has taken to monitor and control such risks.

8.	Review regularly with the Auditor(s) any audit problems or difficulties encountered in the course of the audit work (and management’s response thereto), including:

(a)	any restrictions on the scope of the Auditor(s)’ activities or on access to requested information;

(b)	any significant disagreements with management, including issues regarding financial reporting;

(c)	any accounting adjustments that were noted or proposed by the Auditor(s) but were “passed” on;

(d)	any communications between the audit team and the Auditor(s)’ national office regarding auditing or accounting issues presented by the engagement; and

(e)	other material written communications between the Auditor(s) and the Corporation’s management, such as any “management” or “internal control” letter issued, or proposed to be issued, by the Auditor(s) to the Corporation.

9.	Request that the Auditor(s) performing the Corporation’s audit timely report to the Committee the following:

	(a)	all critical accounting policies and practices to be used; and

	(b)	all alternative treatments of financial information within GAAP that have been discussed with the Corporation’s management, potential ramifications of their use, and the treatment preferred by the Auditor(s).

10.	Request and review the disclosures required to be made quarterly to the Committee and the Auditor(s) by the officers certifying the Corporation’s periodic reports filed under Sections 13(a) and 15(d) of the Exchange Act regarding:

	(a)	all significant deficiencies and material weaknesses in the design or operation of internal controls;

	(b)	any fraud that involves management or other employees who have a significant role in the Corporation’s internal controls;

	(c)	any significant changes in internal controls or in other factors that could significantly affect internal controls; and

	(d)	any corrective actions taken with regard to such deficiencies and weaknesses.

11.	Discuss with the Auditor(s) the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. Such review should include: any changes required in the planned scope of the audit and any matters communicated by the Auditor(s) to management which the Auditor(s) view as material weaknesses and reportable conditions of material inadequacies as those terms are generally understood by the accounting profession or regulators.

12.	Review legal matters that may have a material impact on the financial statements, accounting policies, the Corporation’s compliance policies and internal controls, including any whistleblower complaints or published reports with the Corporation’s General Counsel.

B) Oversight of External Auditor(s):

1.	Be directly and solely responsible for the appointment, retention and termination, compensation and oversight of the Auditor(s) (including resolution of disagreements, if any, between the Auditor(s) and management) engaged to prepare or issue an audit report on the Corporation’s financial statements or perform other audit, review or attest services for the Corporation, and if applicable, subject to shareholder ratification.

2.	Have the authority to approve all audit engagement fees and terms of the Auditor(s), who shall report directly to the Committee.

3.	Review and pre-approve all audit, review, attest, internal control-related and non-audit services not prohibited by the Act (as codified in Section 10A(g) of the Exchange Act) and the rules promulgated thereunder to be provided by the Auditor(s) (except those non-audit services that satisfy the de minimus exception set forth in Section 10A(i) of the Exchange Act).

4.	Review the Auditor(s)’ responsibilities, budget and staffing.

5.	At least annually, evaluate the qualifications, performance and independence of the Auditor(s), including the lead partner of the audit, after gathering information from management and those responsible for performing the internal audit function and present the results of such evaluation to the Board.

6.	At least annually, obtain and review a report by the Auditor(s) describing:

(a) the Auditor(s) internal quality-control procedures;

(b) any material issues raised by the most recent internal quality-control review, or peer review, of the Auditor(s), or by any inquiry or investigation by governmental or professional authorities within, the preceding five years, regarding one or more audits carried out by the Auditor(s), and any steps taken to deal with such issues; and

(c) all relationships between the Auditor(s) and the Corporation.

7.	Confirm that the Corporation’s chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position for the Corporation, were not previously employed by the Auditor(s) and did not participate, as an employee of the Auditor(s), in the Corporation’s audit during the one-year period preceding the date of the initiation of the audit and, if necessary, take appropriate action regarding the Auditor(s), including removal and replacement.

8.	Periodically review the Auditor(s) to assure that the audit partners as that term is defined in the Act and the rules promulgated thereunder have not performed audit services for the Corporation in any of the years prohibited by applicable laws and regulations and, if necessary, take appropriate action regarding the Auditor(s), including removal and replacement.

C Internal Audit:

1.	Review with the Auditor(s) the responsibilities, budget and staffing of the Corporation’s internal audit function prior to the audit.

2.	Review the appointment and replacement of the senior internal auditing executive.

3.	Review the Internal Audit Department’s responsibility, budget and staffing with the senior internal auditing executive.

4.	Review significant reports to management prepared by the Internal Audit Department and management’s responses thereto, if any.

D) Oversight of the Corporation’s Compliance Function:

1.	Monitor the Corporation’s compliance function and review with the General Counsel and management the adequacy and effectiveness of the Corporation’s procedures to ensure compliance with legal and regulatory requirements.

2.	Establish procedures for the receipt, retention and confidential treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

3.	Establish clear hiring policies for employees and former employees of the Auditor(s), which polices shall meet the requirements of applicable law and NYSE listing standards.

4.	Review with the full Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements, the Corporation’s compliance with legal and regulatory requirements, the performance and independence of the Auditor(s) and the performance of the internal audit function.

5.	Review annually the Corporation’s Research Department’s budgeting and expense allocation process in compliance with the requirements of Section 1.5 of Addendum A to the global research settlement to which Bear, Stearns & Co. Inc is a party.

6.	Obtain from the Auditor(s) assurance that Section 10A(b) of the Exchange Act has not been implicated.

7.	Receive and discuss reports from management or the Finance and Risk Committee annually or as necessary relating to:

	a.	Anti-money laundering and fiduciary compliance;

	b.	Business resumption and contingency planning;

	c.	Tax developments and issues;

	d.	Fraud and operating losses;

	e.	Technology and information security;

	f.	Insurance coverage of the Corporation and its subsidiaries; and

	g.	Internal controls and risk management procedures relating to complex structured finance activities.

E) Reporting and Other:

1.	Prepare the report required by the rules of the SEC to be included in the Corporation’s annual proxy statement and any other required reports.

2.	Review and reassess the adequacy of this Charter as necessary, but not less than annually, and recommend any proposed changes to the Board for approval.

3.	Ensure inclusion of this Charter in the Corporation’s annual proxy statement at least once every three years or as required by SEC rules.

4.	Meet separately, periodically, with management, with those responsible for the internal audit function and the Auditor(s).

5.	Report regularly to the Board.

6.	The Committee shall also have the responsibilities of the independent board committee pursuant to the settlement with the Securities and Exchange Commission of the mutual fund matters.

Committee Structure and Operations

     A majority of the Committee shall constitute a quorum. The Board shall designate a member of the Committee as its chairman. The Committee may act by a majority vote of the members present at a duly constituted meeting of the Committee. In the absence or disqualification of a member of the Committee, the members present, whether or not they constitute a quorum, may unanimously appoint another independent member of the Board to act at the meeting in the place of an absent or disqualified member. In the event of a “tie” vote on any issue voted upon by the Committee, the Committee chairman’s vote shall decide the issue. The Committee shall meet in person or telephonically at least four times a year at a time and place determined by the Committee chairman, with additional meetings called when deemed necessary or desirable by the Committee or its chairman. The Committee shall make regular reports to the Board. The Committee shall have the authority to retain and pay legal, accounting or other advisors as it deems necessary, at the Corporation’s expense, to fulfill its duties. The Corporation shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the Auditor(s) for the purpose of rendering or issuing an audit report or performing other audit, review or attest services and to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee shall have the authority to delegate to one or more members of the Committee the authority to preapprove audit and permitted non-audit services. Such members must report grants of preapproval to the full Committee at its next scheduled meeting. In addition, the Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend a Committee meeting and to provide such pertinent information as may be requested by the Committee.

Annual Performance Evaluation

     Each year, the Audit Committee shall conduct a self-evaluation. In this regard, the Committee shall compare its performance with the provisions of this Charter, set forth its objectives for the following year and recommend to the Board changes to the Charter, when deemed appropriate or necessary by the Committee.

General

     The Committee shall have and may exercise all powers, authority and responsibilities as the Board shall determine and as may be properly granted to the Committee under the laws of the State of Delaware and the Corporation’s Certificate of Incorporation and By-laws. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and are presented fairly in accordance with GAAP. This is the responsibility of management as to the Corporation’s financial statements and the Auditor(s) as to the plan, extent and execution of the audit. Furthermore, it is not the duty of the Committee to assure compliance with laws and regulations.

Approved by the Audit Committee on February 8, 2007
Approved by the Board of Directors on March 22, 2007